UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2022
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LegalZoom.com, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-35618	95-4752856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Brand Boulevard, 11th Floor Glendale, California	91203
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (323) 962-8600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LZ	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of LegalZoom.com, Inc. was held on June 8, 2022. At the Annual Meeting, the Company’s stockholders voted on two proposals as described in the Proxy Statement and cast their votes as set forth below.

Proposal No. 1 – To elect the three director nominees named in the proxy statement as Class I directors of the Company, each to serve for a three-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification:

DIRECTOR NOMINEE	FOR	WITHHOLD	BROKER NON-VOTES
Dipan Patel	143,367,654	12,503,329	17,774,024
Neil Tolaney	153,701,708	2,169,275	17,774,024
Christine Wang	143,116,544	12,754,439	17,774,024

Proposal No. 2 – To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
172,970,524	344,660	329,823	N/A

Item 8.01 Other Events.
Committee Appointments
At the meeting of the Board of Directors (the “Board”) held on June 8, 2022, the Board reconstituted its committee membership as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
John Murphy (Chair)	Christine Wang (Chair)	Jeffrey Stibel (Chair)
Neil Tolaney	Elizabeth Hamren	John Murphy
Christine Wang	Dipan Patel	Sivan Whiteley

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LegalZoom.com, Inc.

Date: June 9, 2022	By:	/s/ Nicole Miller
Nicole Miller
General Counsel and Secretary
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